                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE
---------------------

               SOURCEONE HEALTHCARE TECHNOLOGIES EXPANDS MARKETING
             AND DISTRIBUTION RELATIONSHIP WITH DEL MEDICAL SYSTEMS

     NATIONAL DISTRIBUTION AGREEMENT EXPANDS SOURCEONE'S OFFERING TO INCLUDE
          DEL'S ENTIRE LINE, INCLUDING DIGITAL RADIOGRAPHY (DR) SYSTEMS

(MENTOR, OH and CHICAGO, IL), April 22, 2004 - SourceOne Healthcare
Technologies, Inc., the nation's leading distributor of medical imaging systems, equipment, radiographic consumable supplies, and services to healthcare facilities, and Del Medical Systems Group, a unit of Del Global Technologies
Corp, (Stock Symbol: DGTC), today announced both companies have signed a contract giving SourceOne nationwide marketing, distribution and service rights to Del's industry leading radiography and imaging systems product lines. The new agreement also enables SourceOne to offer all of Del's digital radiography (DR)
systems.

     Building on a successful five-year relationship, SourceOne will have the opportunity to provide its 50,000 customers, including small and large hospitals, orthopedic centers, specialty clinics and imaging centers, access to
Del's leading medical products. Both companies believe that SourceOne's sales, service and distribution capabilities complement Del's growth objectives.
Together, the companies believe they can more effectively serve customers of all types throughout the country through this expanded marketing and distribution relationship.

     "As our customers continue to make the transition from analog to digital equipment, SourceOne is well prepared to provide them with a best-in-class line of solutions from one company with the capacity to meet their specific needs,"
said Jerry C. Cirino, SourceOne's president and CEO. "Our expanded relationship with Del is the most recent example of the significant strides SourceOne has made to enhance and diversify its product portfolio."

     Del Global's President and CEO, Walter Schneider, said, "SourceOne is well recognized for their outstanding sales and service capabilities, from their national coverage to their response time. We believe that our expanded relationship with SourceOne will be a mutually beneficial relationship, including for our customers who depend on us to offer solutions that result in reduced costs, increased productivity and improved patient care."

     Del's solution offers the latest in technology for digital radiography imaging. The evolving cost consciousness of healthcare providers requires diagnostic imaging services to produce high-quality images rapidly, transmit them broadly, display them in alternate ways, and archive and retrieve them efficiently. Del's digital radiography systems meet these demands by streamlining diagnostic imaging sessions and providing effortless viewing, transmission, and storage capabilities while reducing cost. For more information on Del Medical and SourceOne go to WWW.DELMEDICAL.COM and
WWW.SOURCEONEHEALTH.COM, respectively.

     ABOUT SOURCEONE HEALTHCARE TECHNOLOGIES

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     Headquartered in Mentor, Ohio, SourceOne Healthcare Technologies is a
leading provider of imaging equipment, radiographic supplies and services tailored to healthcare facilities including those transitioning to a digital imaging environment. Its broad equipment and consumables lines, as well as nationwide manufacturing, e-logistics, sales professionals and field service engineers enable customers to turn to SourceOne as the best-in-class, single source for effective supply chain and medical imaging management. SourceOne is a privately held company of Platinum Equity, a global acquisitions firm specializing in the strategic operation of mission-critical companies.

     ABOUT DEL GLOBAL

     Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance.

     These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to, the ability of Del Global to implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal and regulatory matters; the ability of Del Global to meet its obligations under the agreement in principle with the US Government regarding the proposed settlement of the DoD matter; the ability of Del Global to avoid a debarment from doing business with the U.S. Government; and favorable general economic conditions.
Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the
Securities and Exchange Commission.

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CONTACTS:

SourceOne Healthcare Technologies          FischerHealth for SourceOne
Katie Clark                                Maureen Mazzatenta
(904) 380-6108                             (310) 577-7870 x 103
(904) 910-2893 (cell)                      (949) 697-0242 (cell)
KATIE.CLARK@SOURCEONEHEALTH.COM            MMAZZATENTA@FISCHERHEALTH.COM

Thomas Gilboy                              Walter F. Schneider
Chief Financial Officer                    President and Chief Executive Officer
Del Global Technologies Corp.              Del Global Technologies Corp.
(914) 686-3600                             (914) 686-3600

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